Exhibit 5.6

CARTER LEDYARD & MILBURN LLP
COUNSELORS AT LAW
2 WALL STREET
NEW YORK, NY 10005-2072

(212) 732-3200
FAX: (212) 732-3232

March 22, 2004

     Re: Pengrowth Energy Trust
     Registration Statement on Form F-10

     We hereby consent to the references to our firm under the caption “Certain United States Federal Income Tax Considerations” in the U.S. prospectus included in Part I of this Registration Statement on Form F-10. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations thereunder.

Very truly yours,

CARTER LEDYARD & MILBURN LLP

“Carter Ledyard & Milburn LLP”